Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-239780) of Marinus Pharmaceuticals, Inc.;
2.	Registration Statement (Form S-3 No. 333-237903) of Marinus Pharmaceuticals, Inc.;
3.	Registration Statement (Form S-8 No. 333-258677) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended, and Individual Nonqualified Stock Option Awards;
4.	Registration Statement (Form S-8 No. 333-239785) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended, and Individual Nonqualified Stock Option Awards;
5.	Registration Statement (Form S-8 No. 333-233131) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended, and Individual Nonqualified Stock Option Awards;
6.	Registration Statement (Form S-8 No. 333-219613) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan;
7.	Registration Statement (Form S-8 No. 333-200701) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan; and
8.	Registration Statement (Form S-8 No. 333-265865) pertaining to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended, Individual Nonqualified Stock Option Awards, and Individual Restricted Stock Units;

of our report dated March 9, 2023, with respect to the consolidated financial statements of Marinus Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Marinus Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Philadelphia, PA

March 9, 2023